Cousins

Grant Thornton
CULINARY DROPOUT

Q1 2025 EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Cousins Properties	1	Q1 2025 Supplemental Information

TABLE OF CONTENTS

Pictured Above: 100 Mill, Tempe, AZ
Pictured on Cover: Vantage South End, Charlotte, NC

Cousins Properties	2	Q1 2025 Supplemental Information

FORWARD-LOOKING STATEMENTS
Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized herein. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. Examples of forward-looking statements in this earnings release and supplemental information include the Company’s guidance and underlying assumptions; projected capital expenditures; industry trends;
future occupancy or volume and velocity of leasing activity; and entry into new markets.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the risks and uncertainties related to the impact of changes in general economic and capital market conditions (on an international or national basis or within the markets in which we operate), including changes in inflation, changes in interest rates, supply chain disruptions, labor market disruptions (including changes in unemployment), dislocation and volatility in capital markets, and potential longer-term changes in consumer and customer behavior resulting from the severity and duration of any downturn, adverse conditions or uncertainty in the U.S. or global economy; risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms (and on anticipated schedules)); any adverse change in the financial condition or liquidity of one or more of our tenants or borrowers under our real estate debt investments; changes in customer preferences regarding space utilization; changes in customers’ financial condition; the availability, cost, and adequacy of insurance coverage;
competition from other developers, investors, owners, and operators of real estate; the failure to achieve anticipated benefits from intended or completed acquisitions, developments, investments, or dispositions; the cost and availability of financing, the effectiveness of any interest rate hedging contracts, and any failure to comply with debt covenants under credit agreements; the effect of common stock, debt, or operating partnership unit issuances; threatened terrorist attacks or sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism and the potential impact of the same upon our day-to-day building operations; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our and our customers’ financial condition; risks associated with security breaches through cyberattacks, cyber intrusions, or otherwise; changes in senior management, the Board of Directors, or key personnel; the potential liability for existing or future environmental or other applicable regulatory requirements, including the requirements to qualify for taxation as a real estate investment trust; the financial condition and liquidity of, or disputes with, joint venture partners; material changes in dividend rates on common shares or other securities or the ability to pay those dividends; the impact of changes to applicable laws, including the tax laws impacting REITs and the impact of newly adopted accounting principles on our accounting policies and on period to period comparison of financial results; risks associated with climate change and severe weather events; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the
Company.
These forward-looking statements are not exhaustive, speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. Additional risk factors that could adversely affect our business and financial performance can be found in Part
1, Item 1A. Risk Factors, of our Annual Report on Form 10-K, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, including
Part II, Item 1A. Risk Factors, and are specifically incorporated by reference herein. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events, or other matters, except as otherwise required by law.

Cousins Properties	3	Q1 2025 Supplemental Information

EARNINGS RELEASE
COUSINS PROPERTIES REPORTS FIRST QUARTER 2025 RESULTS
Raises 2025 Earnings Guidance
ATLANTA (May 1, 2025) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended March 31, 2025.
"With new construction at historic lows, office fundamentals in our Sun Belt markets are improving," said Colin Connolly, President and
Chief Executive Officer of Cousins Properties. "Demand remains robust. We leased over 500,000 square feet of office space this quarter, the most we have leased during a first quarter since 2019. Looking forward, we are raising our full year FFO guidance with a new midpoint that represents a 3.7% growth rate over last year."

Financial Results
For first quarter 2025:
•Net income available to common stockholders was $20.9 million, or $0.12 per share, compared to $13.3 million, or $0.09 per share, for first quarter 2024.
•Funds From Operations ("FFO") was $124.8 million, or $0.74 per share, compared to $99.5 million, or $0.65 per share, for first quarter 2024.
Operations and Leasing Activity
For first quarter 2025:
•Same property net operating income ("NOI") on a cash-basis increased 2.0%.
•Second generation net rent per square foot on a cash-basis increased 3.2%.
•Executed 539,000 square feet of office leases.
Investing and Finance Activity
For first quarter 2025:
•Received repayment at par of the $138.0 million mortgage loan investment secured by Saint Ann Court in Dallas in January.
•Received repayment at par of the $12.8 million mezzanine loan investment secured by an equity interest in Radius in Nashville in
March.
•Sold our bankruptcy claim with SVB Financial Group for $4.6 million in February.
•Sold 2.1 million shares under our ATM program, on a forward basis, at an average price of $30.43 per share.

Cousins Properties	4	Q1 2025 Supplemental Information

EARNINGS RELEASE
Earnings Guidance
For year ending December 31, 2025:
•Net income between $0.26 and $0.34 per share, updated from $0.25 and $0.35 per share.
•FFO between $2.75 and $2.83 per share, up from $2.73 and $2.83 per share.
•The increase in FFO is primarily driven by higher parking income and lower real-estate taxes.
•Guidance includes the assumed refinancing of the $250.0 million Senior Note that matures July 6, 2025.
•Guidance does not include any operating property acquisitions, operating property dispositions, or development starts.
•Guidance reflects management’s current plans and assumptions as of the date of this earnings release and is subject to the risks and uncertainties more fully described in our SEC filings. Actual results could differ materially from this guidance.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, May 2, 2025 to discuss the results of the quarter ended March 31, 2025. The number to call for this interactive teleconference is (800) 836-8184. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties First Quarter Conference Call” link on the
Investor Relations page. A replay of the conference call will be available for seven days by dialing (888) 660-6345 and entering the passcode 25558#. The playback can also be accessed on the Company's website.

Cousins Properties	5	Q1 2025 Supplemental Information

COMPANY INFORMATION
THE COMPANY

Cousins Properties Incorporated ("Cousins" or the "Company") is a fully integrated, self-administered, and self-managed real estate investment trust (REIT). The Company, based in Atlanta, GA and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The
Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.
MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President, Chief Investment Officer & Managing Director	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes
Executive Vice President, Development	Executive Vice President, General Counsel & Corporate Secretary	Senior Vice President & Chief Accounting Officer
BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly
Non-executive Chairman of Cousins Properties, Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Susan L. Givens	R. Kent Griffin Jr.
Former Chief Executive Officer and Director of TIER REIT, Inc.	Former executive with Blackstone	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone
President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street Residential	President and Chief Executive Officer of R.D. Stone Interests

Cousins Properties	6	Q1 2025 Supplemental Information

COMPANY INFORMATION

COMPANY INFORMATION		EQUITY RESEARCH COVERAGE (1)
Corporate Headquarters	Investor Relations	Barclays	BofA Securities	BMO Capital
3344 Peachtree Road NE Suite 1800 Atlanta GA 30326 404.407.1000	Roni Imbeaux Vice President, Finance & Investor Relations rimbeaux@cousins.com 404.407.1104	Brendan Lynch 212.526.9428	Jana Galan 646.855.1272	John Kim 212.885.4115
		Evercore ISI	Green Street	Jefferies
Transfer Agent Equiniti Trust Company equiniti.com 866.627.2649	Stock Exchange NYSE: CUZ	Steve Sakwa 212.446.9462	Dylan Burzinski 949.640.8780	Peter Abramowitz 212.336.7241
		J.P. Morgan	KeyBanc	Mizuho Securities
RATING AGENCIES (1)		Anthony Paolone 212.622.6682	Upal Rana 917.368.2316	Vikram Malhotra 212.282.3827
S&P Global Ratings	Moody's Investors Service	RW Baird	Truist Securities	Wells Fargo
Hannah Gray 212.438.0244 Current Corporate Credit Rating: BBB	Christian Azzi 212.553.9342 Current Corporate Credit Rating: Baa2	Nicholas Thillman 414.298.5053	Michael Lewis 212.319.5659	Blaine Heck 410.662.2556
Wolfe Research
Outlook: Stable	Outlook: Stable	Andrew Rosivach 646.582.9250
(1) Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by the analysts and rating agencies listed above are theirs alone and do not represent opinions, forecasts, or predictions of Cousins or its management. Cousins does not, by its reference above or distribution, imply its endorsement of, or concurrence with, such information, conclusions, or recommendations.

Cousins Properties	7	Q1 2025 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $1,694,690 and $1,627,251 in 2025 and 2024, respectively	$7,780,262	$7,785,597
Land	154,725	154,726
	7,934,987	7,940,323

Cash and cash equivalents	5,330	7,349
Investments in real estate debt, at fair value	16,635	167,219
Accounts receivable	11,231	11,491
Deferred rents receivable	244,286	232,078
Investment in unconsolidated joint ventures	191,505	185,478
Intangible assets, net	165,350	171,989
Other assets, net	94,036	86,219
Total assets	$8,663,360	$8,802,146
Liabilities:
Notes payable	$3,020,741	$3,095,666
Accounts payable and accrued expenses	293,349	337,248
Deferred income	294,503	277,132
Intangible liabilities, net	107,712	111,221
Other liabilities	109,982	110,712
Total liabilities	3,826,287	3,931,979
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 167,908,440 and 167,660,480 issued and outstanding in 2025 and 2024, respectively	167,908	167,660
Additional paid-in capital	5,960,578	5,959,670
Distributions in excess of cumulative net income	(1,314,734)	(1,280,547)
Accumulated other comprehensive loss	—	(105)
Total stockholders' investment	4,813,752	4,846,678
Nonredeemable noncontrolling interests	23,321	23,489
Total equity	4,837,073	4,870,167
Total liabilities and equity	$8,663,360	$8,802,146

Cousins Properties	8	Q1 2025 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Rental property revenues	$243,027	$208,818
Fee income	496	379
Other	6,805	44
	250,328	209,241
Expenses:
Rental property operating expenses	77,156	71,075
Reimbursed expenses	177	140
General and administrative expenses	10,709	9,214
Interest expense	36,774	28,908
Depreciation and amortization	102,114	86,230
Other	422	672
	227,352	196,239

Income (loss) from unconsolidated joint ventures	(1,883)	348
Gain on investment property transactions	—	101
Net income	21,093	13,451
Net income attributable to noncontrolling interests	(196)	(163)
Net income available to common stockholders	$20,897	$13,288

Net income per common share — basic and diluted	$0.12	$0.09
Weighted average common shares — basic	167,809	151,945
Weighted average common shares — diluted	168,593	152,385

Cousins Properties	9	Q1 2025 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st
Property Statistics
Consolidated Operating Properties	34	34	34	34	36	36	36
Consolidated Rentable Square Feet (in thousands)	18,434	18,434	18,434	18,434	19,877	19,877	20,081
Unconsolidated Operating Properties	2	2	2	3	3	3	3
Unconsolidated Rentable Square Feet (in thousands)	711	711	711	1,236	1,236	1,236	1,236
Total Operating Properties	36	36	36	37	39	39	39
Total Rentable Square Feet (in thousands)	19,145	19,145	19,145	19,670	21,113	21,113	21,317
Office Percent Leased (period end)	90.9%	90.8%	91.2%	91.0%	91.6%	91.6%	92.1%
Office Weighted Average Occupancy	87.5%	88.4%	88.5%	88.4%	89.2%	88.6%	90.0%

Office Leasing Activity (2)
Net Leased during the Period (SF, in thousands)	1,694	404	391	763	462	2,020	539
Net Rent (per SF)	$35.15	$36.06	$37.64	$45.21	$35.81	$39.77	$35.87
Net Free Rent (per SF)	(2.25)	(2.10)	(2.51)	(1.51)	(2.13)	(1.97)	(1.77)
Leasing Commissions (per SF)	(2.62)	(2.61)	(2.91)	(2.91)	(2.72)	(2.81)	(2.81)
Tenant Improvements (per SF)	(5.72)	(7.15)	(7.37)	(6.22)	(7.08)	(6.82)	(6.23)
Leasing Costs (per SF)	(10.59)	(11.86)	(12.79)	(10.64)	(11.93)	(11.60)	(10.81)
Net Effective Rent (per SF)	$24.56	$24.20	$24.85	$34.57	$23.88	$28.17	$25.06
Change in Second Generation Net Rent	20.2%	20.1%	37.6%	30.7%	22.7%	28.2%	18.3%
Change in Cash-Basis Second Generation Net Rent	5.8%	5.3%	18.2%	7.2%	6.7%	8.5%	3.2%

Same Property Information (3)
Percent Leased (period end)	90.6%	90.8%	91.2%	91.1%	91.2%	91.2%	91.7%
Weighted Average Occupancy	87.3%	88.4%	88.5%	88.4%	89.1%	88.6%	89.4%
Change in NOI (over prior year period)	5.0%	6.6%	4.2%	4.2%	5.3%	5.1%	4.0%
Change in Cash-Basis NOI (over prior year period)	4.2%	6.6%	5.1%	4.4%	3.4%	4.8%	2.0%

Development Pipeline (4)
Estimated Project Costs (in thousands)	$428,500	$437,950	$441,550	$441,550	$441,550	$441,550	$294,550
Estimated Project Costs/Total Undepreciated Assets	4.6%	4.6%	4.6%	4.6%	4.1%	4.1%	2.7%
Continued on next page

Cousins Properties	10	Q1 2025 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st
Market Capitalization
Common Stock Price Per Share	$24.35	$24.04	$23.15	$29.48	$30.64	$30.64	$29.50
Common Stock/Units Outstanding (in thousands)	151,824	152,096	152,165	152,165	167,685	167,685	167,933
Equity Market Capitalization (in thousands)	$3,696,914	$3,656,388	$3,522,620	$4,485,824	$5,137,868	$5,137,868	$4,954,024
Debt (in thousands)	2,608,675	2,723,978	2,754,358	2,834,959	3,274,388	3,274,388	3,203,476
Total Market Capitalization (in thousands)	$6,305,589	$6,380,366	$6,276,978	$7,320,783	$8,412,256	$8,412,256	$8,157,500

Credit Ratios
Net Debt/Total Market Capitalization	41.2%	42.5%	43.7%	37.5%	38.8%	38.8%	39.1%
Net Debt/Total Undepreciated Assets	28.0%	28.8%	28.8%	28.4%	30.2%	30.2%	29.7%
Net Debt/Annualized EBITDAre	5.14	5.25	5.12	5.10	5.16	5.16	4.87
Fixed Charges Coverage (EBITDAre)	4.37	4.09	4.12	3.91	3.92	4.01	4.05

Dividend Information
Common Dividend per Share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32
Funds From Operations (FFO) Payout Ratio	48.8%	48.9%	47.1%	47.6%	49.3%	48.2%	43.0%
Funds Available for Distribution (FAD) Payout Ratio	71.9%	82.1%	62.1%	72.5%	95.6%	76.5%	71.0%

Operations Ratio
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.32%	0.39%	0.37%	0.38%	0.34%	0.34%	0.40%

Additional Information
In-Place Gross Rent (per SF) (5)	$46.95	$46.82	$46.75	$46.95	$47.94	$47.94	$48.66
Straight-Line Rental Revenue (in thousands)	$25,500	$8,604	$4,423	$5,374	$6,107	$24,508	$12,477
Above and Below Market Rents Amortization, Net (in thousands)	$6,876	$1,460	$1,559	$1,484	$1,664	$6,167	$2,845
Second Generation Capital Expenditures (in thousands)	$96,908	$30,212	$17,270	$26,190	$42,421	$116,093	$33,281

(1)	For Non-GAAP Financial Measures, see the calculations and reconciliations on pages 32 through 37.
(2)	See Office Leasing Activity on page 20 for additional detail and explanations.
(3)
Same Property Information is derived from the pool of same office properties that existed in the period as originally reported. See Same Property Performance on page 19 and Non-GAAP
Financial Measures - Calculations and Reconciliations starting on page 32 for additional information.

(4)	The Company's share of estimated project costs. See Development Pipeline on page 26 for additional detail.
(5)	In-place gross rent equals the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	11	Q1 2025 Supplemental Information

KEY PERFORMANCE METRICS
                                  Total Rentable Square Feet                  Equity Market Capitalization                   Net Debt / Annualized EBITDAre

(in thousands)
30,000
25,000
20,000
15,000
10,000
5,000
0
19,135
21,113
21,317
12/31/23
12/31/24
03/31/25

8,000
6,000
4,000
2,000
0
($ in millions)
3,697
5,138
4,954
12/31/23
12/31/24
03/31/25

6.00
5.00
4.00
3.00
2.00
1.00
0.00
5.14
5.16
4.87
12/31/23
12/31/24
3/31/2025

                                Same Property NOI Change                Second Generation Net Rent Change                 Annualized General & Administrative
                                                    Cash-Basis (1)        Cash-Basis(1)                Expenses / Total Undepreciated Assets

Year-over-Year Change
6.0%
4.0%
2.0%
0.0%
4.2%
4.8%
2.0%
2023
2024
YTD 2025

12.0%
8.0%
4.0%
0.0%
5.8%
8.5%
3.2%
2023
2024
YTD 2025

0.60%
0.40%
0.20%
0.00%
0.32%
0.34%
0.40%
2023
2024
YTD 2025

(1) Office properties only.
Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	12	Q1 2025 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY

(amounts in thousands, except per share amounts)
	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st
Net Income	$83,816	$13,451	$7,961	$11,356	$13,813	$46,581	$21,093
Fee and Other Income	(11,170)	(893)	(2,590)	(2,847)	(6,060)	(12,390)	(10,168)
General and Administrative Expenses	32,331	9,214	8,907	9,204	9,241	36,566	10,709
Interest Expense	105,463	28,908	29,743	30,773	33,052	122,476	36,774
Depreciation and Amortization	314,897	86,230	95,415	89,784	93,616	365,045	102,114
Reimbursed and Other Expenses	2,736	812	754	515	650	2,731	600
(Income) Loss from Unconsolidated Joint Ventures	(2,299)	(348)	(439)	1,575	2,008	2,796	1,883
NOI from Unconsolidated Joint Ventures	5,824	1,352	1,561	1,716	1,988	6,617	2,223
Transaction Loss (Gain)	(504)	(101)	3	—	—	(98)	—
NOI (1)	$531,094	$138,625	$141,315	$142,076	$148,308	$570,324	$165,228
Fee and Other Income (1)	11,310	908	2,630	2,909	6,075	12,522	10,183
General and Administrative Expenses	(32,331)	(9,214)	(8,907)	(9,204)	(9,241)	(36,566)	(10,709)
Interest Expense (1)	(107,139)	(29,436)	(30,378)	(32,280)	(34,866)	(126,960)	(38,763)
Reimbursed and Other Expenses (1)	(2,794)	(843)	(769)	(632)	(803)	(3,047)	(521)
Gain (Loss) on Sales of Undepreciated Investment Properties (1)	506	—	(3)	—	—	(3)	—
Depreciation and Amortization of Non-Real Estate Assets	(448)	(115)	(116)	(117)	(113)	(461)	(117)
Partners' Share of FFO in Consolidated Joint Ventures	(1,909)	(429)	(426)	(418)	(444)	(1,717)	(467)
FFO (1)	$398,289	$99,496	$103,346	$102,334	$108,916	$414,092	$124,834
Weighted Average Common Shares - Diluted	152,040	152,385	152,614	152,812	158,249	154,015	168,593
FFO per Share (1)	$2.62	$0.65	$0.68	$0.67	$0.69	$2.69	$0.74

(1) The above amounts include our share of amounts from unconsolidated joint ventures for the respective category. The Company does not control the operations of these unconsolidated joint ventures but believes including these amounts is meaningful to investors and analysts.

Cousins Properties	13	Q1 2025 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

(amounts in thousands, except per share amounts)
	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st
NOI
Consolidated Properties
The Domain (2)	$68,822	$18,159	$20,276	$20,296	$20,198	$78,929	$20,825
Sail Tower	—	—	—	—	1,843	1,843	11,682
Terminus (2)	33,804	8,087	8,080	7,759	7,984	31,910	8,252
Corporate Center (2)	30,200	7,321	7,437	7,708	7,818	30,284	8,094
Spring & 8th (2)	29,355	7,363	7,344	7,388	7,376	29,471	7,375
Vantage South End (2)	—	—	—	—	2,338	2,338	7,136
300 Colorado	18,974	5,756	5,696	5,994	6,616	24,062	6,541
Buckhead Plaza (2)	20,967	5,321	5,301	5,702	6,056	22,380	6,471
BriarLake Plaza (2)	14,677	5,579	5,656	5,651	5,477	22,363	5,686
Promenade Tower	13,694	3,432	3,997	4,436	4,849	16,714	5,433
Northpark (2)	20,569	4,980	5,072	5,359	5,241	20,652	4,818
Fifth Third Center	18,959	4,759	4,688	4,747	4,974	19,168	4,795
One Eleven Congress	17,683	4,190	4,138	4,295	4,504	17,127	4,592
Hayden Ferry (2)	20,819	4,600	4,499	4,311	4,408	17,818	4,560
San Jacinto Center	16,237	5,076	5,197	5,240	4,648	20,161	4,495
Colorado Tower	15,410	4,234	4,565	4,427	4,429	17,655	4,252
725 Ponce	19,398	5,032	4,735	4,307	3,839	17,913	4,162
The Terrace (2)	15,516	3,939	3,913	4,028	4,034	15,914	4,152
100 Mill	13,726	3,842	3,587	3,728	3,971	15,128	3,992
3344 Peachtree	16,058	4,023	3,962	3,781	3,886	15,652	3,745
Avalon (2)	16,882	4,425	4,411	3,991	3,994	16,821	3,483
The RailYard	13,169	3,081	3,092	3,020	3,069	12,262	3,027
Heights Union (2)	10,071	2,621	2,750	2,620	2,615	10,606	2,623
Legacy Union One	9,441	2,380	2,382	2,367	2,376	9,505	2,372
Promenade Central (3)	3,809	1,570	1,761	1,826	2,000	7,157	2,349
Tempe Gateway	4,026	1,259	1,378	1,421	1,945	6,003	2,122
Domain Point (2)	8,637	2,183	2,032	2,052	2,065	8,332	2,040
3350 Peachtree	4,514	1,363	1,729	1,389	2,267	6,748	1,970
550 South	10,996	2,527	2,002	1,916	1,951	8,396	1,875
111 West Rio	5,607	1,411	1,410	1,407	1,420	5,648	1,419
The Pointe	3,269	1,168	1,191	1,393	1,154	4,906	1,316
3348 Peachtree	4,606	1,163	1,217	1,250	1,296	4,926	1,301
5950 Sherry Lane	3,633	1,078	1,029	1,196	1,129	4,432	1,244
Research Park V	4,109	1,087	1,066	1,096	1,176	4,425	1,181
Meridian Mark Plaza	4,796	1,215	869	1,216	1,194	4,494	1,158
Harborview Plaza	3,394	835	959	936	856	3,586	1,144
Other (4)	9,443	2,214	2,333	2,107	1,324	7,978	1,323
Subtotal - Consolidated	525,270	137,273	139,754	140,360	146,320	563,707	163,005
Continued on next page

Cousins Properties	14	Q1 2025 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

(amounts in thousands, except per share amounts)
	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st
Unconsolidated Properties (5)
Medical Offices at Emory Hospital	4,588	1,116	1,212	1,170	1,163	4,661	1,176
Proscenium	—	—	—	365	378	743	361
120 West Trinity (2)	1,247	319	364	165	252	1,100	286
Other (6)	(11)	(83)	(15)	16	195	113	400
Subtotal - Unconsolidated	5,824	1,352	1,561	1,716	1,988	6,617	2,223

Total Net Operating Income (1)	531,094	138,625	141,315	142,076	148,308	570,324	165,228

Fee and Other Income
Management Fees (7)	1,373	379	406	495	481	1,761	496
Termination Fees	7,343	471	1,085	895	954	3,405	2,866
Interest Income from Real Estate Debt (8)	—	—	367	1,011	4,394	5,772	2,149
Other Income (9)	2,454	44	731	446	231	1,452	4,656
Other Income - Unconsolidated (5)	140	14	41	62	15	132	16
Total Fee and Other Income	11,310	908	2,630	2,909	6,075	12,522	10,183

General and Administrative Expenses	(32,331)	(9,214)	(8,907)	(9,204)	(9,241)	(36,566)	(10,709)

Interest Expense
Consolidated Interest Expense
Public Senior Notes, Unsecured ($500M)	—	—	—	(3,732)	(7,469)	(11,201)	(7,474)
Public Senior Notes, Unsecured ($400M)	—	—	—	—	(830)	(830)	(5,551)
Term Loan, Unsecured ($400M)	(24,679)	(6,050)	(5,805)	(5,829)	(5,826)	(23,510)	(5,539)
Terminus (2)	(14,055)	(3,514)	(3,514)	(3,514)	(3,513)	(14,055)	(3,514)
Term Loan, Unsecured ($250M)	(19,865)	(4,892)	(4,909)	(4,371)	(3,795)	(17,967)	(3,482)
Senior Notes, Unsecured ($275M)	(10,975)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)
Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,490)
Senior Notes, Unsecured ($250M)	(9,764)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)
Credit Facility, Unsecured	(14,155)	(5,449)	(6,047)	(3,596)	(2,232)	(17,324)	(1,725)
Senior Notes, Unsecured ($125M)	(4,789)	(1,197)	(1,198)	(1,197)	(1,197)	(4,789)	(1,197)
Fifth Third Center	(4,388)	(1,078)	(1,070)	(1,062)	(1,055)	(4,265)	(1,046)
Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,037)	(4,146)	(1,036)
Colorado Tower	(3,826)	(942)	(936)	(930)	(924)	(3,732)	(918)
Other (10)	(3,231)	(781)	(751)	(746)	(231)	(2,509)	—
Capitalized (11)	18,367	3,706	3,198	2,914	2,731	12,549	2,383
Subtotal - Consolidated Interest Expense	(105,463)	(28,908)	(29,743)	(30,773)	(33,052)	(122,476)	(36,774)
Unconsolidated Interest Expense (5)
Medical Offices at Emory Hospital	(1,659)	(508)	(508)	(508)	(508)	(2,032)	(508)
Other (10)	(17)	(20)	(127)	(999)	(1,306)	(2,452)	(1,481)
Subtotal - Unconsolidated Interest Expense	(1,676)	(528)	(635)	(1,507)	(1,814)	(4,484)	(1,989)

Total Interest Expense	(107,139)	(29,436)	(30,378)	(32,280)	(34,866)	(126,960)	(38,763)
Continued on next page

Cousins Properties	15	Q1 2025 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

(amounts in thousands, except per share amounts)
	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st
Reimbursed and Other Expenses
Reimbursed Expenses (7)	(608)	(140)	(151)	(188)	(155)	(634)	(177)
Property Taxes and Other Land Holding Costs (5)	(1,390)	(389)	59	(320)	(326)	(976)	(344)
Severance	(392)	2	—	—	(46)	(44)	(11)
Predevelopment & Other Costs (5)	(404)	(316)	(677)	(124)	(276)	(1,393)	11
Total Reimbursed and Other Expenses	(2,794)	(843)	(769)	(632)	(803)	(3,047)	(521)
Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	506	—	(3)	—	—	(3)	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	506	—	(3)	—	—	(3)	—

Depreciation and Amortization of Non-Real Estate Assets	(448)	(115)	(116)	(117)	(113)	(461)	(117)

Partners' Share of FFO in Consolidated Joint Ventures	(1,909)	(429)	(426)	(418)	(444)	(1,717)	(467)

FFO	$398,289	$99,496	$103,346	$102,334	$108,916	$414,092	$124,834
Weighted Average Shares - Diluted	152,040	152,385	152,614	152,812	158,249	154,015	168,593
FFO per Share	$2.62	$0.65	$0.68	$0.67	$0.69	$2.69	$0.74

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) A full building redevelopment of Promenade Central reached substantial completion in the fourth quarter of 2022.
(4) Primarily represents the College Street Garage and Domain 4, which the Company plans to replace, once its leases expire, with future development.
(5) Unconsolidated amounts included in the reconciliation above represent amounts recorded in unconsolidated joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(6) Primarily represents NOI from unconsolidated investments not yet stabilized.
(7) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.

(8) Included in Interest Income from Real Estate Debt for the first quarter of 2025 is $858,000 related to a minimum interest guaranty paid by the borrower of the Radius loan upon early repayment.
(9) Included in Other Income for the first quarter of 2025 is $4.6 million from the sale of our SVB bankruptcy claim.
(10) Primarily represents interest on consolidated loans repaid and our share of interests on loans of unconsolidated investments sold prior to March 31, 2025. Also includes interest expense from unconsolidated investments not yet stabilized.

(11) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development and redevelopment projects as well as to equity in unconsolidated development projects.

Cousins Properties	16	Q1 2025 Supplemental Information

PORTFOLIO STATISTICS (1)

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 1Q25	Property Level Debt ($ in thousands) (3)
				1Q25	4Q24	1Q25	4Q24

The Domain (4) (5)	2,080,000	Consolidated	100%	98.0%	100.0%	98.7%	99.5%	12.6%	$—
Sail Tower (6)	804,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	7.1%	—
300 Colorado	378,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.0%	—
One Eleven Congress	519,000	Consolidated	100%	86.4%	82.7%	82.6%	79.9%	2.8%	—
San Jacinto Center	399,000	Consolidated	100%	89.1%	89.1%	85.7%	91.5%	2.7%	—
Colorado Tower	373,000	Consolidated	100%	95.4%	98.8%	95.5%	98.8%	2.6%	103,233
The Terrace (4)	619,000	Consolidated	100%	83.5%	82.7%	78.3%	78.1%	2.5%	—
Domain Point (4)	240,000	Consolidated	96.5%	96.5%	96.5%	96.5%	96.5%	1.2%	—
Research Park V	173,000	Consolidated	100%	93.0%	93.0%	93.0%	93.0%	0.7%	—
AUSTIN	5,585,000			94.7%	94.9%	93.6%	93.3%	36.2%	103,233

Terminus (4)	1,226,000	Consolidated	100%	82.9%	82.5%	81.4%	78.9%	5.0%	220,742
Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.5%	—
Buckhead Plaza (4)	678,000	Consolidated	100%	94.5%	94.5%	93.0%	92.8%	3.9%	—
Promenade Tower	777,000	Consolidated	100%	86.4%	88.8%	83.5%	82.2%	3.3%	—
Northpark (4) (7)	1,405,000	Consolidated	100%	82.1%	73.8%	78.6%	71.8%	2.9%	—
725 Ponce	372,000	Consolidated	100%	87.6%	87.6%	87.6%	87.6%	2.5%	—
3344 Peachtree	484,000	Consolidated	100%	97.2%	97.2%	95.4%	95.2%	2.3%	—
Avalon (4)	480,000	Consolidated	100%	96.1%	94.7%	83.2%	93.3%	2.1%	—
Promenade Central (8)	367,000	Consolidated	100%	78.4%	78.4%	77.1%	74.4%	1.4%	—
3350 Peachtree	413,000	Consolidated	100%	86.4%	84.0%	76.0%	71.4%	1.2%	—
3348 Peachtree	258,000	Consolidated	100%	82.4%	80.3%	76.3%	80.3%	0.8%	—
Medical Offices at Emory Hospital	358,000	Unconsolidated	50%	99.1%	99.1%	98.7%	99.1%	0.7%	41,214
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	99.3%	0.7%	—
Proscenium (6)	525,000	Unconsolidated	20%	58.0%	62.8%	60.4%	70.7%	0.2%	—
120 West Trinity Office	43,000	Unconsolidated	20%	74.2%	74.2%	74.2%	74.2%	0.1%	—
ATLANTA	8,311,000			88.1%	86.8%	85.1%	84.1%	31.6%	261,956

Vantage South End (4) (6)	639,000	Consolidated	100%	97.4%	97.4%	97.4%	97.4%	4.3%	—
Fifth Third Center	692,000	Consolidated	100%	92.5%	92.1%	92.1%	92.4%	2.9%	121,750
The RailYard	329,000	Consolidated	100%	98.7%	98.7%	98.7%	99.3%	1.8%	—
550 South	394,000	Consolidated	100%	73.4%	74.9%	73.1%	74.9%	1.1%	—
CHARLOTTE	2,054,000			91.4%	91.5%	91.2%	90.2%	10.1%	121,750

Corporate Center (4)	1,227,000	Consolidated	100%	96.9%	95.8%	93.4%	92.8%	4.9%	—
Heights Union (4)	294,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.6%	—
The Pointe	253,000	Consolidated	100%	89.5%	91.2%	90.0%	90.0%	0.8%	—
Harborview Plaza	206,000	Consolidated	100%	93.6%	93.6%	91.3%	88.0%	0.7%	—
TAMPA	1,980,000			96.0%	95.6%	93.7%	93.0%	8.0%	—

Continued on next page

Cousins Properties	17	Q1 2025 Supplemental Information

PORTFOLIO STATISTICS (1)

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 1Q25	Property Level Debt ($ in thousands) (3)
				1Q25	4Q24	1Q25	4Q24
Hayden Ferry (4) (9)	792,000	Consolidated	100%	89.4%	89.4%	82.0%	83.3%	2.8%	—
100 Mill	288,000	Consolidated	90%	98.1%	98.1%	98.1%	98.1%	2.4%	—
Tempe Gateway	264,000	Consolidated	100%	95.7%	95.7%	93.8%	89.5%	1.3%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.9%	—
PHOENIX	1,569,000			94.1%	94.1%	90.5%	90.2%	7.4%	—

BriarLake Plaza (4)	835,000	Consolidated	100%	98.0%	98.0%	97.8%	97.5%	3.5%	—
HOUSTON	835,000			98.0%	98.0%	97.8%	97.5%	3.5%	—

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.4%	—
5950 Sherry Lane	197,000	Consolidated	100%	92.6%	91.7%	81.9%	83.3%	0.8%	—
DALLAS	516,000			97.2%	96.8%	93.1%	93.6%	2.2%	—

TOTAL OFFICE	20,850,000			92.1%	91.6%	90.0%	89.2%	99.0%	$486,939

Other Properties (6)
College Street Garage - Charlotte	N/A	Consolidated	100%	N/A	N/A	N/A	N/A	0.7%	—
120 West Trinity Apartment - Atlanta (330 units)	310,000	Unconsolidated	20%	94.4%	94.7%	92.2%	94.1%	0.2%	—
Domain 4 (5)	157,000	Consolidated	100%	33.4%	100.0%	33.4%	100.0%	0.1%	—

TOTAL OTHER	467,000							1.0%	$—

TOTAL	21,317,000							100.0%	$486,939

(1)	Represents the Company's operating properties, excluding properties in the development pipeline and properties sold prior to March 31, 2025.
(2)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy during the respective quarters.
(3)	The Company's share of property-specific mortgage debt, net of unamortized loan costs, as of March 31, 2025.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)
Effective September 1, 2024, Domain 4 was excluded from the office square footage, end of period leased, weighted average occupancy, and Same Property. The Company plans to replace Domain 4, once its leases expire, with future development. Domain 9 stabilized on March 1, 2025 and was added to the portfolio statistics at that time. Domain 9 is not included in Same Property.

(6)	Not included in Same Property.
(7)
Effective January 1, 2025, 134,000 square feet of non-marketable outparcel space has been taken out of service and removed from the Northpark rentable square feet. Fourth quarter 2024 end of period leased adjusted for this removal would have been 80.8% for Northpark and 92.3% for total office. Fourth quarter 2024 weighted average occupancy would have been 78.6% for Northpark and 89.9% for total office.

(8)
A full building redevelopment of Promenade Central reached substantial completion in the fourth quarter of 2022. This building was added to Same Property in the first quarter of 2025. In the fourth quarter of 2024, the building was excluded from the Atlanta and Total Office end of period leased and weighted average occupancy calculations.

(9)
Effective October 1, 2023, Hayden Ferry I, a 207,000 square foot building, in this group of buildings was excluded from Same Property, end of period leased, and weighted average occupancy due to commencement of the current full redevelopment of this building. It is also excluded from the Phoenix and Total Office end of period leased and weighted average occupancy calculations.

Cousins Properties	18	Q1 2025 Supplemental Information

PORTFOLIO STATISTICS (1)
First Quarter 2025 Portfolio NOI by Market
Charlotte
10.8%
Nashville (1)
Dallas
2.2%
Atlanta
31.8%
Tampa
8.0%
Houston
3.5%
Austin
36.3%
Phoenix
7.4%
(1) The Company owns 50% of Neuhoff, a mixed-use development in Nashville, through a joint venture. It has commenced initial operations but is not yet stabilized. See pages 26 and 31 for additional details.

Cousins Properties	19	Q1 2025 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Rental Property Revenues (2)	$210,757	$205,522	$5,235	2.5%
Rental Property Operating Expenses (2)	70,047	70,236	(189)	(0.3)%
Same Property Net Operating Income	$140,710	$135,286	$5,424	4.0%

Cash-Basis Rental Property Revenues (3)	$192,111	$189,927	$2,184	1.1%
Cash-Basis Rental Property Operating Expenses (4)	69,785	70,028	(243)	(0.3)%
Cash-Basis Same Property Net Operating Income	$122,326	$119,899	$2,427	2.0%

End of Period Leased (5)	91.7%	90.4%
Weighted Average Occupancy (5)	89.4%	87.9%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented.
See Portfolio Statistics on pages 16 and 17 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures -
Calculations and Reconciliations beginning on page 32.

(2)
Rental Property Revenues and Operating Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property
Operating Expenses at the joint ventures, multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property
Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

(5)
Effective January 1, 2025, 134,000 square feet of non-marketable outparcel space has been taken out of service and removed from the Northpark rentable square feet. First quarter 2024 Same Property end of period leased and weighted average occupancy adjusted for this removal would have been 91.1% and
88.5%, respectively.

Cousins Properties	20	Q1 2025 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended March 31, 2025
	New	Renewal	Expansion	Total
Net leased square feet (1)	121,307	334,443	83,313	539,063
Number of transactions	17	22	8	47
Lease term in years (2)	6.6	5.5	9.3	6.3

Net effective rent calculation (per square foot per year) (2)
Net annualized rent (3)	$38.90	$33.20	$42.15	$35.87
Net free rent	(2.26)	(1.47)	(2.31)	(1.77)
Leasing commissions	(3.48)	(2.45)	(3.29)	(2.81)
Tenant improvements	(9.71)	(4.61)	(7.61)	(6.23)
Total leasing costs	(15.45)	(8.53)	(13.21)	(10.81)
Net effective rent	$23.45	$24.67	$28.94	$25.06

Second generation leased square footage (4)				449,239
Increase in straight-line basis second generation net rent per square foot (5)				18.3%
Increase in cash-basis second generation net rent per square foot (6)				3.2%

(1)	Comprised of total square feet leased, unadjusted for ownership share. Excludes leases approximately one year or less, along with apartment, retail, amenity, storage, and intercompany space leases.
(2)	Weighted average of net leased square feet.
(3)	Straight-line net rent per square foot (operating expense reimbursements deducted from gross leases) over the lease term, prior to any deductions for leasing costs. Excludes percent rent leases.
(4)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, percentage rent leases, and leases for spaces that have been vacant for one year or more.
(5)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(6)
Increase in second generation net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the final net cash rent paid under the original lease is compared to the first net cash rent paid under the terms of the renewal. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	21	Q1 2025 Supplemental Information

OFFICE LEASE EXPIRATIONS
Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($ in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2025	871,496	4.8%	$36,836	3.8%	$42.27
2026	1,137,956	6.3%	52,980	5.5%	46.56
2027	1,686,458	9.3%	77,704	8.0%	46.07
2028	1,724,656	9.5%	88,620	9.1%	51.38
2029	1,749,873	9.7%	91,392	9.4%	52.23
2030	1,603,904	8.9%	83,948	8.7%	52.34
2031	1,407,559	7.8%	80,819	8.3%	57.42
2032	2,219,017	12.3%	128,431	13.3%	57.88
2033	1,155,676	6.4%	67,283	6.9%	58.22
2034 & Thereafter	4,510,629	25.0%	260,736	27.0%	57.80

Total	18,067,224	100.0%	$968,749	100.0%	$53.62

(1) Company's share of leases expiring after March 31, 2025. Expiring square footage for which new leases have been executed is reflected based on the expiration date of the new lease.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	22	Q1 2025 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent ($ in thousands) (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Amazon	5	3	1,461,805	$78,876	9.1%	5.4
2	Alphabet	1	1	799,149	54,936	6.2%	12.8
3	NCR Voyix	2	2	815,634	42,466	4.9%	8.2
4	ExxonMobil	1	1	298,396	21,850	2.5%	7.8
5	IBM (3)	1	1	319,863	18,728	2.2%	15.4
6	Expedia	1	1	315,882	17,293	2.0%	6.0
7	Apache	1	1	365,614	14,757	1.7%	13.6
8	Bank of America	2	2	347,139	12,958	1.5%	0.7
9	Ovintiv USA (4)	1	1	318,582	8,437	1.0%	2.2
10	ADP	1	1	225,000	7,930	0.9%	3.0
11	Wells Fargo	5	3	159,114	7,833	0.9%	4.7
12	Smurfit Westrock	1	1	205,185	7,769	0.9%	5.1
13	BlackRock	1	1	131,656	7,611	0.9%	11.2
14	Deloitte	4	3	193,751	7,179	0.8%	8.6
15	LendingTree	1	1	161,321	6,850	0.8%	11.5
16	Amgen	1	1	163,169	6,716	0.8%	3.6
17	Workrise Technologies	1	1	93,210	6,709	0.8%	3.3
18	McKinsey & Company	2	2	130,513	6,677	0.8%	7.6
19	Samsung Engineering America	1	1	133,860	6,507	0.7%	1.7
20	International Workplace Group	4	4	123,625	6,434	0.7%	7.1
	Total			6,762,468	$348,516	40.1%	7.5

(1)	In some cases, the actual tenant may be an affiliate of the entity shown, and the entity shown may not be a guarantor of the obligations of that tenant.
(2)
Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of March 31, 2025. If the tenant is in a free rent period as of March 31, 2025, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full cash rent.

(3)	IBM has assumed, effective January 1, 2026, the existing lease at Domain 12 from Meta Platforms. Additionally, IBM has extended the lease maturity from 2031 to 2040.
(4)	Our lease with Ovintiv USA is a triple net lease. Therefore, the Company's share of annualized rent only represents annualized base rent and excludes operating expense reimbursements.

Cousins Properties	23	Q1 2025 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Technology 31.7%
Financial 14.4%
Professional Services 9.0%
Legal 9.0%
Consumer Goods & Services 7.0%
Energy 6.5%
Health Care 5.3%
Real Estate 5.2%
Other 4.2%
Insurance 4.0%
Construction/Design 2.0%
Marketing/Media/Telecom 1.7%

(1) Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of
March 31, 2025. If the tenant is in a free rent period as of March 31, 2025, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month the tenant is required to pay full rent.
Note: Management uses SIC codes when available, along with their judgment, to determine tenant industry classification. This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	24	Q1 2025 Supplemental Information

INVESTMENT ACTIVITY
Completed Operating Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2024
Proscenium	Office	Atlanta	20%	3Q	525,000	$83,250
Sail Tower	Office	Austin	100%	4Q	804,000	521,800
Vantage South End	Office	Charlotte	100%	4Q	639,000	328,500

2022
Avalon (2)	Office	Atlanta	100%	2Q	480,000	43,400

2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	300,200
Heights Union	Office	Tampa	100%	4Q	294,000	144,800

2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,300

					2,918,000	$1,540,000
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing (3)	Square Feet	Total Project Cost ($ in thousands) (1)

2025
Domain 9	Office	Austin	100%	1Q	338,000	$147,000

2022
300 Colorado	Office	Austin	100%	1Q	369,000	193,000
100 Mill	Office	Phoenix	90%	4Q	288,000	156,000

2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

					2,219,000	$909,000
(1) Except as otherwise noted, amounts represent total purchase prices, total project costs paid by the Company and, where applicable, its joint venture partner.
(2) Purchased outside interest of 10% in HICO Avalon LLC and HICO Avalon II LLC for $43 million in a transaction that valued the properties at $302 million.
(3) Represents timing of stabilization.

Cousins Properties	25	Q1 2025 Supplemental Information

INVESTMENT ACTIVITY
Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands)
2022
Carolina Square	Mixed	Charlotte	50%	3Q	468,000	$105,000	(1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place	Office	Charlotte	50%	3Q	281,000	60,800	(1)
816 Congress	Office	Austin	100%	4Q	435,000	174,000

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village	Office	Charlotte	50%	1Q	1,061,000	52,200	(1)
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

					5,511,000	$1,281,800
(1) Amount represents proceeds, before debt and other adjustments, received by the Company for the sale of its unconsolidated interest in the joint venture to its partner.

Cousins Properties	26	Q1 2025 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost (1) ($ in thousands)	Company's Share of Estimated Project Cost (1) ($ in thousands)	Project Cost Incurred to Date (1) ($ in thousands)	Company's Share of Project Cost Incurred to Date (1) ($ in thousands)	Percent Leased (2)	Initial Occupancy (3)	Estimated Stabilization (4)

Neuhoff (5)	Mixed	Nashville	50%	3Q21		$589,100	$294,550	$566,050	$283,025
Office and Retail					450,000					50%	4Q23	2Q26
Apartments					542					70%	2Q24	1Q26

(1)
This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization.
Significant estimation is required to derive these costs, and the final costs may differ from these estimates. Estimated and incurred project costs are construction costs, initial leasing costs, and financing costs on project-specific debt. Neuhoff has a project-specific construction loan (see footnote 5). The above schedule excludes any financing cost assumptions for projects without project-specific debt and any other incremental capitalized costs required by GAAP. Estimated and incurred costs are as of March 31, 2025.

(2)	Percent leased as of May 1, 2025.
(3)
Initial occupancy represents the quarter within which the Company first recognized, or estimates it will begin recognizing, revenue under GAAP. The Company capitalizes interest, real estate taxes, and certain operating expenses on the unoccupied portion of office and retail properties, which have ongoing construction of tenant improvements, until the earlier of (1) the date on which the project achieves 90% economic occupancy or (2) one year from cessation of major construction activity. For residential project construction, the Company continues to capitalize interest, real estate taxes, and certain operating expenses until cessation of major construction activity.

(4)	Reflects the estimated quarter of economic stabilization for each project.
(5)
The Neuhoff estimated project cost will be funded with a combination of $276.4 million of equity contributed by the joint venture partners and a $312.7 million construction loan of which the
Company's share is $156.4 million.  These costs include approximately $66 million of site and associated infrastructure work related to a future phase. The estimated project cost includes revisions related to updated initial leasing costs and construction loan interest costs.

Cousins Properties	27	Q1 2025 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
887 West Peachtree	Atlanta	100%	Consolidated	1.6
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Corporate Center 5 & 6 (1)	Tampa	100%	Consolidated	14.1
Total				37.0

Total Cost Basis of Land ($ in thousands)				$162,810

Company's Share of Cost Basis of Land ($ in thousands)				$156,005

(1)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	28	Q1 2025 Supplemental Information

DEBT SCHEDULE (1)

Company's Share of Debt Maturities and Principal Payments
($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date (2)	2025	2026	2027	2028	2029	Thereafter	Total Principal	Original Issue Discount	Deferred Loan Costs	Total

Consolidated Debt - Floating Rate
Credit Facility, Unsecured (Adjusted SOFR + 0.725% to 1.40%) (3)	100%	5.185%	4/30/27	$—	$—	$38,700	$—	$—	$—	$38,700	$—	$—	$38,700
Term Loan, Unsecured (Adjusted SOFR + 0.85% to 1.65%) (4)	100%	5.41%	8/20/26	—	250,000	—	—	—	—	250,000	—	(139)	249,861
Total Consolidated Floating Rate Debt				—	250,000	38,700	—	—	—	288,700	—	(139)	288,561

Consolidated Debt - Fixed Rate
Public Senior Notes, Unsecured (5)	100%	5.875%	10/1/34	—	—	—	—	—	500,000	500,000	(1,394)	(5,240)	493,366
Public Senior Notes, Unsecured (6)	100%	5.375%	2/15/32	—	—	—	—	—	400,000	400,000	(2,074)	(3,487)	394,439
Term Loan, Unsecured (7)	100%	5.212%	3/3/27	—	—	400,000	—	—	—	400,000	—	(208)	399,792
Privately Placed Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	275,000	—	275,000	—	(476)	274,524
Privately Placed Senior Notes, Unsecured	100%	3.91%	7/6/25	250,000	—	—	—	—	—	250,000	—	(46)	249,954
Privately Placed Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	250,000	—	—	250,000	—	(367)	249,633
Terminus (8)	100%	6.34%	1/15/31	—	—	—	—	—	221,000	221,000	—	(258)	220,742
Privately Placed Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	125,000	—	—	—	125,000	—	(142)	124,858
Fifth Third Center	100%	3.37%	10/1/26	2,917	118,928	—	—	—	—	121,845	—	(95)	121,750
Colorado Tower	100%	3.45%	9/1/26	2,170	101,199	—	—	—	—	103,369	—	(136)	103,233
Privately Placed Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	100,000	—	—	—	100,000	—	(111)	99,889
Total Consolidated Fixed Rate Debt				255,087	220,127	625,000	250,000	275,000	1,121,000	2,746,214	(3,468)	(10,566)	2,732,180

Total Consolidated Debt				255,087	470,127	663,700	250,000	275,000	1,121,000	3,034,914	(3,468)	(10,705)	3,020,741

Unconsolidated Debt - Floating Rate
Neuhoff (SOFR + 3.45%) (9)	50%	7.78%	9/30/26	—	141,830	—	—	—	—	141,830	—	(309)	141,521
									.
Unconsolidated Debt - Fixed Rate
Medical Offices at Emory Hospital	50%	4.80%	6/1/32	—	—	—	—	—	41,500	41,500	—	(286)	41,214

Total Unconsolidated Debt				—	141,830	—	—	—	41,500	183,330	—	(595)	182,735

Total Debt				$255,087	$611,957	$663,700	$250,000	$275,000	$1,162,500	$3,218,244	$(3,468)	$(11,300)	$3,203,476

Total Maturities (10)				$250,000	$606,988	$663,700	$250,000	$275,000	$1,162,500	$3,208,188
% of Maturities				8%	19%	21%	8%	9%	35%	100%
Continued on next page
Unsecured
Senior Note
Mortgage
$71
Unsecured
Senior Notes
$225
Term Loan
$400M
Unsecured
Senior
Notes
$400M
Unsecured
Senior
Notes

Cousins Properties	29	Q1 2025 Supplemental Information

DEBT SCHEDULE (1)
Mortgages
$215M
Unsecured
Senior
Notes
$225M
Construction
Loan
$142M
Term Loan
$250M
Credit Facility
$39M
Unsecured
Senior Note
Unsecured
Senior Note
Mortgage
Mortgage
$42M
Unsecured
Senior Note
Term Loan
$400M
Unsecured
Senior
Notes
$400M
Unsecured
Senior
Notes
Continued on next page

Cousins Properties	30	Q1 2025 Supplemental Information

DEBT SCHEDULE (1)
Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Years) (2) (7)
Floating Rate Debt	$430,530	13%	6.17%	2.3
Fixed Rate Debt	2,787,714	87%	4.82%	4.4
Total Debt	$3,218,244	100%	5.00%	4.2

(1)	All amounts are presented at Company share.
(2)	Maturity dates shown assume the Company exercises all available extension options. Without the extensions noted below, our weighted average maturity would be 3.9 years.
(3)
The Company had $38.7 million drawn under the Credit Facility and had the ability to borrow the remaining $961.3 million. The spread over Adjusted SOFR (SOFR +
0.10%) under the Credit Facility at March 31, 2025 was 0.775%.

(4)
The Company exercised the second of four consecutive options to extend the maturity date of this term loan through August 25, 2025. Two additional 180 day extension options remain unexercised. The spread over Adjusted SOFR (SOFR + 0.10%) at March 31, 2025 was 1%.

(5)	This note has a coupon of 5.875% with an effective rate of 5.912% including the original issue discount.
(6)	This note has a coupon of 5.375% with an effective rate of 5.464% including the original issue discount.
(7)
The Company exercised the first of four consecutive options to extend the maturity date of this term loan through September 3, 2025. Three additional six month extension options remain unexercised. At the time of the extension the Company elected 6 month Term SOFR, fixing the underlying interest rate at 4.262% through
September 3, 2025. As of March 31, 2025, the spread over Adjusted SOFR (SOFR + 0.10%) under the $400 million Term Loan was 0.85%. In March 2025, the floating-to-
fixed interest rate swaps entered into in the second quarter of 2023 and first quarter of 2024 expired.

(8)	Represents $123.0 million and $98.0 million non-cross collateralized mortgages secured by the Terminus 100 and Terminus 200 buildings, respectively.
(9)
The Company's share of the total borrowing capacity of the construction loan is approximately $156.4 million. The joint venture has one option, subject to conditions, to extend the maturity date for an additional 12 months from the initial maturity date of September 30, 2025.

(10)	Maturities include principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	31	Q1 2025 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options

Consolidated:
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to partners; portions of cash amounts received in excess of contributed capital are paid to our partner as a promote.	Cousins can trigger a sale process, subject to a right of first offer that can be exercised by partner.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put options under various circumstances.

Unconsolidated:
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or partner can trigger a buyout upon which Cousins would receive the office component, and partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Crawford Long-CPI, LLC	Medical Offices at Emory Hospital	50% of cash flows.	Cousins can put its interest to partner, or partner can call Cousins' interest, at a value determined by appraisal.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows until return of contributed capital to partners; portions of cash amounts received in excess of contributed capital to equity partners are paid to development partner as a promote.	Cousins or its equity partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.
TL CO Proscenium JV LLC	Proscenium	20% of cash flows.	Cousins' equity partner can trigger a sale process, subject to a right of first offer that can be exercised by Cousins. Additionally, Cousins has a put option under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating office buildings or projects under active development.
(2)
Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	32	Q1 2025 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st

FFO and EBITDAre
Net income available to common stockholders	$82,963	$13,288	$7,840	$11,198	$13,636	$45,962	$20,897
Depreciation and amortization of real estate assets:
Consolidated properties	314,449	86,116	95,299	89,667	93,502	364,584	101,996
Share of unconsolidated joint ventures	1,931	459	513	1,728	2,045	4,745	2,212
Partners' share of real estate depreciation	(1,070)	(268)	(308)	(260)	(270)	(1,106)	(274)
Loss (gain) on depreciated property transactions:
Consolidated properties	2	(101)	—	—	—	(101)	—
Non-controlling interest related to unitholders	14	2	2	1	3	8	3
FFO (1)	398,289	99,496	103,346	102,334	108,916	414,092	124,834
Interest Expense	107,139	29,436	30,378	32,280	34,866	126,960	38,763
Non-Real Estate Depreciation and Amortization	448	115	116	117	113	461	117
EBITDAre (1)	505,876	129,047	133,840	134,731	143,895	541,513	163,714

FFO and Net Operating Income from Unconsolidated Joint Ventures
Income (loss) from Unconsolidated Joint Ventures	2,299	348	439	(1,575)	(2,008)	(2,796)	(1,883)
Depreciation and Amortization of Real Estate	1,931	459	513	1,728	2,045	4,745	2,212
FFO - Unconsolidated Joint Ventures	4,230	807	952	153	37	1,949	329
Interest Expense	1,676	528	635	1,507	1,814	4,484	1,989
Other Expense	58	31	15	118	152	316	(79)
Other Income	(140)	(14)	(41)	(62)	(15)	(132)	(16)
Net Operating Income - Unconsolidated Joint Ventures	5,824	1,352	1,561	1,716	1,988	6,617	2,223

Market Capitalization
Common Stock Price Per Share at Period End	$24.35	$24.04	$23.15	$29.48	$30.64	$30.64	$29.50
Number of Common Stock/Units Outstanding at Period End	151,824	152,096	152,165	152,165	167,685	167,685	167,933
Equity Market Capitalization	3,696,914	3,656,388	3,522,620	4,485,824	5,137,868	5,137,868	4,954,024

Consolidated Debt	2,457,627	2,563,332	2,586,732	2,661,292	3,095,666	3,095,666	3,020,741
Share of Unconsolidated Debt	151,048	160,646	167,626	173,667	178,722	178,722	182,735
Debt (1)	2,608,675	2,723,978	2,754,358	2,834,959	3,274,388	3,274,388	3,203,476

Total Market Capitalization	6,305,589	6,380,366	6,276,978	7,320,783	8,412,256	8,412,256	8,157,500
Credit Ratios
Debt (1)	2,608,675	2,723,978	2,754,358	2,834,959	3,274,388	3,274,388	3,203,476
Less: Cash and Cash Equivalents	(6,047)	(5,452)	(5,954)	(76,143)	(7,349)	(7,349)	(5,330)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(2,042)	(6,217)	(5,962)	(10,210)	(6,821)	(6,821)	(6,332)
Net Debt (1)	2,600,586	2,712,309	2,742,442	2,748,606	3,260,218	3,260,218	3,191,814
Total Market Capitalization	6,305,589	6,380,366	6,276,978	7,320,783	8,412,256	8,412,256	8,157,500
Net Debt / Total Market Capitalization	41.2%	42.5%	43.7%	37.5%	38.8%	38.8%	39.1%
Continued on next page

Cousins Properties	33	Q1 2025 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st
Total Assets - Consolidated	7,634,474	7,682,981	7,700,528	7,770,531	8,802,146	8,802,146	8,663,360
Accumulated Depreciation - Consolidated	1,518,572	1,596,116	1,664,950	1,740,856	1,821,559	1,821,559	1,893,215
Undepreciated Assets - Unconsolidated (1)	289,202	304,617	316,303	352,427	356,091	356,091	363,789
Less: Investment in Unconsolidated Joint Ventures	(143,831)	(155,210)	(160,873)	(182,130)	(185,478)	(185,478)	(191,505)
Total Undepreciated Assets (1)	9,298,417	9,428,504	9,520,908	9,681,684	10,794,318	10,794,318	10,728,859
Net Debt (1)	2,600,586	2,712,309	2,742,442	2,748,606	3,260,218	3,260,218	3,191,814
Net Debt / Total Undepreciated Assets (1)	28.0%	28.8%	28.8%	28.4%	30.2%	30.2%	29.7%

Coverage Ratios (1)
Interest Expense	107,139	29,436	30,378	32,280	34,866	126,960	38,763
Scheduled Principal Payments	8,658	2,114	2,132	2,151	1,825	8,222	1,667
Fixed Charges	115,797	31,550	32,510	34,431	36,691	135,182	40,430
EBITDAre	505,876	129,047	133,840	134,731	143,895	541,513	163,714
EBITDAre / Fixed Charges (1)	4.37	4.09	4.12	3.91	3.92	4.01	4.05

Net Debt	2,600,586	2,712,309	2,742,442	2,748,606	3,260,218	3,260,218	3,191,814
Annualized EBITDAre (2)	505,468	516,188	535,360	538,924	632,139	632,139	654,856
Net Debt / Annualized EBITDAre	5.14	5.25	5.12	5.10	5.16	5.16	4.87

Dividend Information
Common Dividends	194,248	48,658	48,685	48,685	53,651	199,679	53,732
FFO	398,289	99,496	103,346	102,334	108,916	414,092	124,834
FFO Payout Ratio	48.8%	48.9%	47.1%	47.6%	49.3%	48.2%	43.0%

Operations Ratio
Total Undepreciated Assets (1)	9,298,417	9,428,504	9,520,908	9,681,684	10,794,318	10,794,318	10,728,859
General and Administrative Expenses	32,331	9,214	8,907	9,204	9,241	36,566	10,709
Annualized General and Administrative Expenses (2) / Total Undepreciated Assets	0.32%	0.39%	0.37%	0.38%	0.34%	0.34%	0.40%
Continued on next page

Cousins Properties	34	Q1 2025 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2023	2024 1st	2024 2nd	2024 3rd	2024 4th	2024	2025 1st
Net income available to common stockholders	$82,963	$13,288	$7,840	$11,198	$13,636	$45,962	$20,897
Depreciation and amortization of real estate assets	315,310	86,307	95,504	91,135	95,277	368,223	103,934
Loss (gain) on depreciated property transactions	2	(101)	—	—	—	(101)	—
Non-controlling interest related to unitholders	14	2	2	1	3	8	3
FFO (1)	398,289	99,496	103,346	102,334	108,916	414,092	124,834
Non-Cash Debt Amortization	4,175	1,051	984	1,020	1,013	4,068	1,056
Non-Cash Stock-Based Compensation	11,900	4,312	3,467	3,488	3,515	14,782	5,993
Non-Real Estate Depreciation and Amortization	448	115	116	117	113	461	117
Lease Inducement Amortization	3,562	539	530	551	549	2,169	531
Straight-Line Rent Ground Leases	481	116	118	118	118	470	118
Above and Below Market Ground Rent	328	82	53	52	53	240	52
Deferred Income - Tenant Improvements	(19,276)	(6,167)	(6,974)	(7,466)	(7,991)	(28,598)	(8,472)
Above and Below Market Rents, Net	(6,876)	(1,460)	(1,559)	(1,484)	(1,664)	(6,167)	(2,845)
Second Generation Capital Expenditures (CAPEX)	(96,908)	(30,212)	(17,270)	(26,190)	(42,421)	(116,093)	(33,281)
Straight-Line Rental Revenue	(25,500)	(8,604)	(4,423)	(5,374)	(6,107)	(24,508)	(12,477)
Loss (Gain) on Sales of Undepreciated Investment Properties	(506)	—	3	—	—	3	—
FAD (1)	270,117	59,268	78,391	67,166	56,094	260,919	75,626
Weighted Average Shares - Diluted	152,040	152,385	152,614	152,812	158,249	154,015	168,593
FAD per share	$1.79	$0.39	$0.51	$0.44	$0.35	$1.69	$0.45
Common Dividends	194,248	48,658	48,685	48,685	53,651	199,679	53,732
Common Dividends per share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32
FAD Payout Ratio (3)	71.9%	82.1%	62.1%	72.5%	95.6%	76.5%	71.0%

2nd Generation CAPEX
Second Generation Leasing Related Costs	70,830	23,110	14,210	17,157	32,352	86,829	24,789
Second Generation Building Improvements	26,078	7,102	3,060	9,033	10,069	29,264	8,492
	96,908	30,212	17,270	26,190	42,421	116,093	33,281

(1)  Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2)  Amounts represent most recent quarter annualized with the exception of annualized EBITDAre for the fourth quarter of 2024, which includes annualization of Sail Tower and Vantage South End to reflect a full year of NOI from these properties acquired in December 2024.

(3) The calculation of this ratio for the fourth quarter of 2024 does not include a full quarter of FAD from Sail Tower and Vantage South End, acquired in
December, but does include the full increase in dividends from the 15.5 million shares issued to fund these acquisitions.

Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	35	Q1 2025 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS
FUNDS FROM OPERATIONS

	($ in thousands, except per share amounts)
	Three Months Ended March 31,
	2025			2024
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$20,897	167,809	$0.12	$13,288	151,945	$0.09
Noncontrolling interest related to unitholders	3	25	—	2	25	—
Conversion of unvested restricted stock units	—	759	—	—	415	—

Net Income — Diluted	20,900	168,593	0.12	13,290	152,385	0.09
Depreciation and amortization of real estate assets:
Consolidated properties	101,996	—	0.61	86,116	—	0.56
Share of unconsolidated joint ventures	2,212	—	0.01	459	—	—
Partners' share of real estate depreciation	(274)	—	—	(268)	—	—
Gain on depreciated property transactions:
Consolidated properties	—	—	—	(101)	—	—
Funds From Operations	$124,834	168,593	$0.74	$99,496	152,385	$0.65

The tables above show FFO and the related reconciliation from Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries.
See page 39 for definition of FFO.

Cousins Properties	36	Q1 2025 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended
Net Operating Income	March 31, 2025	March 31, 2024

Net income	$21,093	$13,451
Net operating income from unconsolidated joint ventures	2,223	1,352
Fee income	(496)	(379)
Termination fee income	(2,866)	(470)
Other income	(6,805)	(44)
Reimbursed expenses	177	140
General and administrative expenses	10,709	9,214
Interest expense	36,774	28,908
Depreciation and amortization	102,114	86,230
Other expenses	422	672
Loss (income) from unconsolidated joint ventures	1,883	(348)
Loss (gain) on investment property transactions	—	(101)
Net Operating Income	165,228	138,625
Less:
Partners' share of NOI from consolidated joint ventures	(470)	(461)
Cousins' share of NOI	$164,758	$138,164

Net Operating Income	$165,228	$138,625
Non-cash income	(23,752)	(15,852)
Non-cash expense	273	208
Cash-Basis Net Operating Income	$141,749	$122,981

Net Operating Income
Same Property	$140,710	$135,286
Non-Same Property	24,518	3,339
	$165,228	$138,625

Cash-Basis Net Operating Income
Same Property	$122,326	$119,899
Non-Same Property	19,423	3,082
	$141,749	$122,981

Cousins Properties	37	Q1 2025 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS
RECONCILIATION OF 2025 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2025 PROJECTED FFO

	Full Year 2025 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders and Net Income	$43,098	$0.26	$56,600	$0.34
Add: Noncontrolling interest related to unitholders	15	—	15	—

Net Income	43,113	0.26	56,615	0.34
Add: Depreciation and amortization of real estate assets	420,996	2.49	420,996	2.49
Funds From Operations	$464,109	$2.75	$477,611	$2.83

(1) Calculated based on projected weighted average shares outstanding of 168.8 million.
R3 Weight Average Shares	168,767

Cousins Properties	38	Q1 2025 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DEFINITIONS
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following lists non-GAAP financial measures that the Company commonly uses, a description for each measure, the reasons that management believes the measure is useful to investors and, if material, additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the
Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and transaction costs and include deductions for second generation Capital Expenditures ("CAPEX"). Management believes that FAD provides analysts and investors with information that assists in the comparability of the
Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used  in  the real estate industry. The Company calculates FFO in accordance with the Nareit definition: net income (loss) available to common  stockholders
(computed in accordance  with GAAP), excluding depreciation and amortization related to real estate, gains and losses from sales of depreciable property, gains and losses from changes in control, impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of
REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt, less consolidated cash and cash equivalents and our share of unconsolidated cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and
Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income)
less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, gains or losses on sales of depreciated investment assets, and impairment are also excluded from NOI for the reasons described under FFO.
“Same Property Net Operating Income” represents Net Operating Income or
Cash-Basis Net Operating Income for those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net
Operating Income allows analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building
CAPEX” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of
Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, leasing costs for spaces that have been vacant for one year or more, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.